Exhibit 99.1

FactSet Announces Chief Financial Officer Transition

NORWALK, Conn., April 8, 2026 -- FactSet (NYSE:FDS | NASDAQ:FDS), a global financial digital platform and enterprise solutions provider, today announced that Joshua B. Warren has been appointed Chief Financial Officer, effective April 13, 2026. He will succeed Helen Shan, who is transitioning from her position.

Josh Warren is a seasoned financial and strategic leader with deep experience across asset management, financial technology and capital markets. Warren most recently served as Chief Financial Officer of Envestnet, where he led a comprehensive transformation of the company’s finance and operating functions, strengthened performance management and investor engagement, delivering significant shareholder value. Previously, he served as Global Head of Business Strategy for iShares and Index Investments at BlackRock, and prior to that, he was the Managing Director in BlackRock’s Corporate Strategy and Development team. Warren also held roles at Barclays Capital; Foros Group; the United States Department of the Treasury; and Skadden, Arps, Slate, Meagher & Flom LLP. Warren holds a J.D. from the New York University School of Law and a B.A. from Dartmouth College.

“We are excited to welcome Josh as FactSet’s next CFO,” said Sanoke Viswanathan, Chief Executive Officer of FactSet. “Josh brings a rare combination of strategic perspective, financial discipline, and operational execution. He has a proven ability to lead through complexity, accelerate performance, and drive meaningful value creation. His experience across asset management and financial technology, along with his track record of delivering results, makes him exceptionally well positioned to help us execute our strategy and deliver for our clients and shareholders.”

“As FactSet and its clients embark on a new chapter at the intersection of data, technology, and AI, the fundamentals are already strong. The company has spent years building trusted data and relationships, and I am excited to work with the team to build on that foundation to accelerate growth and drive results for all our stakeholders,” said Warren.

Viswanathan continued, “On behalf of our entire team, I want to thank Helen for her partnership and significant contributions to FactSet. Over the past several months, Helen has played an important role in ensuring continuity and supporting a smooth transition following my joining the company. She has been an integral member of our executive team, helping position FactSet as an industry leader. As CFO, she advanced the company’s financial processes and infrastructure, including disciplined value-based pricing and the transformation of financial systems, and we are well placed to build on that progress as we move forward.”

“It has been a privilege to have served as both Chief Financial Officer and Chief Revenue Officer at FactSet. I am proud of what we have accomplished and have full confidence in the team. I look forward to enabling a smooth transition to Josh”, said Helen Shan.

Shan’s departure is not the result of any disagreement with the company regarding its accounting practices, financial statements or financial condition, or any of the company's related disclosures.

About FactSet

FactSet (NYSE:FDS | NASDAQ:FDS) supercharges financial intelligence, offering enterprise data and information solutions that power our clients to maximize their potential. Our cutting-edge digital platform seamlessly integrates proprietary financial data, client datasets, third-party sources, and flexible technology to deliver tailored solutions across the buy-side, sell-side, wealth management, private equity, and corporate sectors. With over 47 years of expertise, offices in 19 countries, and extensive multi-asset class coverage, we leverage advanced data connectivity alongside AI and next-generation tools to streamline workflows, drive productivity, and enable smarter, faster decision-making. Serving more than 9,000 global clients and over 240,000 individual users, FactSet is a member of the S&P 500 dedicated to innovation and long-term client success. Learn more at www.factset.com and follow us on X and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements based on management's current expectations, estimates, forecasts and projections about future events, trends, contingencies, and circumstances, industries in which FactSet operates and the beliefs and assumptions of management. All statements that address expectations, guidance, outlook or projections about the future, including statements about the Company's strategy, product development, revenues, future financial results, anticipated growth, market position, subscriptions, expected expenditures or investments, trends in FactSet’s business and financial results, are forward-looking statements. Forward-looking statements may be identified by words like "may," "might," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "intends," "projects," "indicates," "predicts," "potential," or "continue," the negative of those terms, and similar expressions. Forward-looking statements are not guarantees of future performance, outcomes, events, or actions and involve a number of known and unknown risks, uncertainties, and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, including Item 1A, Risk Factors, and quarterly reports on Form 10-Q, as well as others, could cause results, performance, achievements, or activities to differ materially from those expressed or implied by the forward-looking statements. Accordingly, the Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. FactSet assumes no duty to and does not undertake to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made, except as required by applicable law. Future results could differ materially from historical performance.

Investor Relations:
Kevin Toomey
+1.212.209.5259
kevin.toomey@factset.com

Media Relations:
Vested
factset@fullyvested.com
+1-917-291-2366

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